Pricing Supplement No. 2 Dated June 25, 1999
(To Prospectus dated January 19, 1999  File No. 333-65535:)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $600,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series H
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     June 30, 1999

Maturity Date:                     July 02, 2001

Principal Amount:                  $25,000,000.00

Price to Public:                   100%

Interest Rate:                     6.65%

Interest Payment Dates: February 15 and August 15.


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:          N/A

Optional Repayment Date:           N/A

Agent's Discount or Commission:    $62,500.00

Cusip Number:                      20033R FX 2